Exhibit 4.3

THE COCA-COLA COMPANY

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as successor to BANKERS TRUST COMPANY

TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 1, 2007

DEBT SECURITIES

Supplemental to Amended and Restated Indenture
Dated as of April 26, 1988, as amended by the First Supplemental Indenture, dated as of
February 24, 1992

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 1, 2007, between THE COCA-COLA COMPANY, a Delaware corporation, having its principal office at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313 (hereinafter called the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as successor to BANKERS TRUST COMPANY, a New York banking corporation, as Trustee under the Original Indenture mentioned below (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore entered into an Amended and Restated Indenture dated as of April 26, 1988, as amended by the First Supplemental Indenture dated as of February 24, 1992 (hereinafter called the “Original Indenture”), to provide, among other things, for the issuance from time to time of Securities, unlimited as to principal amount, all as provided in the Original Indenture;

WHEREAS, Section 10.01 of the Original Indenture provides that, without the consent of the Holders of any of the Securities currently outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Original Indenture for the purpose of, among other things, changing or eliminating any of the provisions of the Original Indenture, provide that any such change or elimination shall become effective only when there is no Security of any Series created prior to the execution of such supplemental indenture then outstanding which is entitled to the benefit of such provision;

WHEREAS, the Company desires to modify a provision of the Original Indenture in accordance with Section 10.01;

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture; and

WHEREAS, all acts and proceedings required by law, by the Original Indenture and by the Certificate of Incorporation and By-laws of the Company necessary to constitute this Supplemental Indenture a valid and binding agreement of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and taken, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of Securities by the Holders thereof, it is mutually covenanted and agreed, as follows:

ARTICLE I

DEFINITIONS

Section 1.01                                Definitions.  For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

(1)                                  terms used herein in capitalized form and defined in the Original Indenture shall have the meanings specified in the Original Indenture;

(2)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(3)                                  the term defined in the first paragraph of the Recitals herein shall have the meaning specified therein.

ARTICLE II

MODIFICATION

Section 2.01                                Amendment to Section 6.04 of the Original Indenture.  Clause (1) of Section 6.04 is hereby amended to read in full as follows:

(1)                                  file with the Trustee, within 15 days after it files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01                                Representations, Warranties, Covenants and Agreements of the Company. The Company makes and reaffirms as of the date of execution of this Supplemental Indenture all of its representations, warranties, covenants and agreements set forth in the Original Indenture.

Section 3.02                                Trustee Not Responsible for Recitals.  The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, except for the recital indicating the Trustee’s approval of the form of this Supplemental Indenture. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.03                                Effect of Amendment.  On the date hereof, the Original Indenture shall be supplemented and amended in accordance herewith, and this Second Supplemental Indenture shall form a part of the Original Indenture for all purposes, and the Holder of every security hereafter authenticated and delivered under the Indenture shall be bound thereby.  The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as amended and supplemented by this Second Supplemental Indenture.

Section 3.04                                Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.05                                Successors and Assigns.  All covenants, stipulations, promises and agreements in this Supplemental Indenture by or on behalf of the Company shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

Section 3.06                                Separability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07                                Benefits of Indenture.  Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Securities Registrar and their successors under the Indenture and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 3.08                                Governing Law.  This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

*       *       *       *

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, THE COCA-COLA COMPANY, party of the first part, has caused this Second Supplemental Indenture to be duly executed and its corporate seal to be hereunto affixed, and the same to be attested; and DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor to BANKERS TRUST COMPANY), party of the second part, has caused this Second Supplemental Indenture to be duly executed and its corporate seal to be hereunto affixed, and the same to be attested, all as of the day and year written above.

THE COCA-COLA COMPANY

By:	/s/ Steve M. Whaley
Steve M. Whaley
Vice President and Assistant Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS (AS SUCCESSOR TO BANKERS TRUST COMPANY)

By:	/s/ Wanda Camacho
Wanda Camacho
Vice President

By:	/s/ Carol Ng
Carol Ng
Vice President

STATE OF GEORGIA	)
	)	SS.:
COUNTY OF FULTON	)

On this 1st day of November, 2007 before me personally came Steve M. Whaley, to me known, who, being by me duly sworn, did depose and say that he resides at Atlanta, Georgia; that he is Vice President and Assistant Treasurer of THE COCA-COLA COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Mona L Spencer
Notary Public
[NOTARIAL SEAL]	MONA L. SPENCER
Notary Public, Dekalb County, Georgia
My Commission Expires May 27, 2008

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On the 1st of November, 2007 before me personally came Wanda Camacho, to me, known, who, being by me duly sworn, did depose and say that she resides at 60 Wall Street, New York, New York 10005; that she is Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Annie Jaghatspanyan
Notary Public
[NOTARIAL SEAL]	ANNIE JAGHATSPANYAN
Notary Public, State of New York
No. 01JA6062022
Qualified in New York County
Commission Expires September 23, 2009

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On the 1st of November, 2007 before me personally came Carol Ng, to me, known, who, being by me duly sworn, did depose and say that she resides at 60 Wall Street, New York, New York 10005; that she is Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Annie Jaghatspanyan
Notary Public
[NOTARIAL SEAL]	ANNIE JAGHATSPANYAN
Notary Public, State of New York
No. 01JA6062022
Qualified in New York County
Commission Expires September 23, 2009